UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIVE CURRENT MEDIA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following letter was sent to stockholders beginning on September 30, 2010.

780 Beatty Street, Suite 307
Vancouver, BC, V6B 2M1, Canada
(604) 453-4870

September 30, 2010

Dear Fellow Stockholders:

ELECT THE DIRECTOR NOMINEES NAMED
ON THE ENCLOSED GOLD PROXY CARD TODAY

The Annual Meeting of Stockholders of Live Current Media Inc. (“Live Current” or the “Company”) is just over a week away on Tuesday, October 12, 2010, and how you vote will be critical to your investment and the future of the Company.  We urge you to support our five nominees for election and discard any proxy card representing the opposing slate nominated by David Jeffs, a dissident stockholder.

As Live Current’s 2010 Annual Meeting of Stockholders is fast approaching, it is extremely important that stockholders vote as soon as possible.  The Company asks that stockholders please vote by mail, telephone or internet according to the instructions on the GOLD proxy card.  Even if you have already voted using the dissident’s proxy card, you have the right to change your vote simply by executing and submitting the GOLD proxy card, as only the latest dated proxy card will count.

The Company would like to thank all the stockholders who have voted for the Board’s nominees, including those who have publicly announced their support or privately expressed their intent to vote for all five of the Board’s nominees.

The Company is currently in the process of implementing a new business strategy centered around the launch of a new luxury perfume e-commerce website.  This strategy was developed by the current Board and management. Mr. Jeffs’s proxy contest could not have come at a worse time, as we plan to launch the new “luxury site” in October.  Considerable investment has been made, and we feel that we have gained important momentum with the perfume brands for launch in time for the key holiday gift giving season.  We believe that the election of the full slate of nominees supported by Mr. Jeffs could jeopardize the Company’s commitment to fully implementing our new strategy.

As Chairman and Chief Executive Officer, I have personally invested approximately $1.5 million in the Company.  My interests, and those of the rest of the current Board, are aligned with yours, and we are confident in our ability to grow the Company and implement the successful launch of our new business strategy.

Our Board has sought to work with, not against, Mr. Jeffs with respect to the management and direction of our Company.  We offered Mr. Jeffs the opportunity to nominate directors to our Board, and attempted on more than one occasion to work with him to settle the issues he has with the Board and management.  Nonetheless, Mr. Jeffs’s solicitation threatens to disrupt everything for which we have worked in the past three years, and we believe it to be driven by an apparent animosity against me personally.  After filing not one, but two lawsuits, Mr. Jeffs is now imposing on the Company yet another burden it can ill afford, one that is both time consuming (at a time when we are about to launch a critically important business strategy) and expensive (at a time when every dollar counts).

We are not asking you to take a leap of faith.  We are aggressively executing what we believe is a winning strategy that will benefit all of the stockholders of the Company.  You have an important decision to make.  I respectfully ask you to support Live Current and vote the GOLD proxy for your Board’s nominees.

Vote TODAY to protect your investment — by telephone, by Internet or by signing, dating and returning the enclosed GOLD proxy card.

Thank you for your support.

Sincerely,

C. Geoffrey Hampson
Chairman of the Board and Chief Executive Officer

IMPORTANT INFORMATION

Additional Information

On September 24, 2010, Live Current filed a definitive proxy statement with the SEC in connection with the Company’s 2010 Annual Meeting of Stockholders.  Live Current stockholders are strongly advised to read carefully the Company’s definitive proxy statement before making any voting or investment decision because the definitive proxy statement contains important information.  Live Current’s definitive proxy statement and any other reports filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Live Current at www.livecurrent.com.  A copy of the Company’s definitive proxy statement is available for free by writing to our Corporate Secretary at Live Current Media Inc., 780 Beatty Street, Suite 307, Vancouver, British Columbia V6B 2M1.  In addition, copies of the proxy materials may be requested from our proxy solicitor, Georgeson Inc., by phone at (888) 206-5896 or by email at livecurrent.info@georgeson.com.

Cautionary Statement Regarding Forward-Looking Information

All statements in these soliciting materials that are not statements of historical fact are forward-looking statements, including particularly statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing.  These statements are based on expectations and assumptions as of the date of these soliciting materials and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, general economic conditions particularly as they relate to demand for our products and services; competitive factors; pricing pressures; changes in operating expenses; our ability to raise capital as and when we need it and other factors.  The Company assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY THE DISSIDENT STOCKHOLDER.

Your vote is very important to Live Current.  Whether or not you plan to attend the meeting and regardless of the number of shares of common stock that you own, Live Current urges you to vote in favor of the nominees of your Board of Directors by promptly marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Voting and Proxy” in our Proxy Statement.

Live Current urges you not to sign any proxy card that may be sent to you by David Jeffs, a dissident stockholder.  If you have previously returned a white proxy card to the dissident stockholder, you may change your vote by marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Solicitation” in our Proxy Statement.  Only the latest dated proxy you submit will be counted.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

199 Water Street, 26th Floor
New York, NY 10038
Stockholders Call Toll Free:  (888) 206-5896
Banks and Brokers Call Collect:  (212) 440-9800
Email: livecurrent.info@georgeson.com

WAIT! There’s an easier way to vote your shares of Live Current Media Inc.

24 Hours a Day – 7 Days a Week

Vote by Telephone		Vote by Internet

It’s fast, convenient and your vote is immediately confirmed and posted.		It’s fast, convenient and your vote is immediately confirmed and posted.

Using a touch-tone telephone, call 1-800-454-8683		Go to website: WWW.PROXYVOTE.COM

Just follow these four easy steps:		Just follow these four easy steps:
1.	Read the Proxy Statement and GOLD Voting Instruction Form.	1.	Read the Proxy Statement and GOLD Voting Instruction Form.
2.	Call 1-800-454-8683.	2.	Go to the website www.proxyvote.com.
3.	Enter your 12-digit Control Number located on the right side of your GOLD Voting Instruction Form.	3.	Enter your 12-digit Control Number located on the right side of your GOLD Voting Instruction Form.
4.	Follow the simple recorded instructions.	4.	Follow the simple instructions.
Your vote is important! Call 24 hours a day		Your vote is important! Go to WWW.PROXYVOTE.COM 24 hours a day
Thank you for your vote!